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                                                                    Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 23, 2001, except for Note 20 as to which the date is April 4, 2001 relating to the financial statements of Grupo Iusacell, S.A. de C.V. and our report dated February 23, 2001, except for
Note 20 as to which the date is April 4, 2001 relating to the financial statements of Grupo Iusacell Celular, S.A. de C.V., which appear in the Annual Report on Form 20-F of Grupo Iusacell, S.A. de C.V., for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 23, 2001 relating to the financial statements schedule of Grupo Iusacell, S.A. de C.V., which appears in such Annual Report on Form 20-F. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers



By: Juan Manuel Ferron Solis


Mexico City, D.F.
October 4, 2001